Exhibit (j): Consent of Auditor
                         -----------

                                                                Exhibit 11


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 6 to Registration Statement No. 33-85242 of Capital Management Small-Cap Fund, Capital Management Mid-Cap Fund and Capital Management Energy Fund (each a series of Capital Management Investment Trust) of our report dated January 9, 1998, relating to Capital Management Mid-Cap Fund incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the caption "Independent Auditors" in such Registration Statement.


/s/ Deloitte & Touche LLP


Pittsburgh, Pennsylvania
October 29, 1998